Exhibit 10.37

Executive Staff Fiscal 2004 Bonus Measurements

The fiscal 2004 bonus plan for executive staff will be based on year-over-year improvement in Actuant’s Consolidated Combined Management Measure (CMM)

Supporting Definitions:

Consolidated CMM = Net earnings before interest, taxes, and amortization less Asset Carrying Charge of 20% of total debt, shareholders’ equity and accumulated amortization of intangible assets

Bonus Targets:

	0%	100% (Target)	250%

Consolidated CMM	$35.5 million	$39.4 million	$45.5 million

Name	Functional Area	Proposed Bonus Payout @ 100%

Robert Arzbaecher	Chief Executive Officer	$406,000
Andrew Lampereur	Chief Financial Officer	$128,250
Ralph Keller	Vice President of Operations	$ 86,000

Business Unit Leader Fiscal 2004 Bonus Measurements

The fiscal 2004 bonus plan for business unit leaders will be based on year-over-year improvement in Business Unit CMM (80%) and year-over-year improvement in Actuant’s CMM (20%).

Supporting Definitions:

Business Unit CMM = Operating Profit (before amortization) less Asset Carrying Charge of 20% of Net Assets Employed

Net Assets Employed = Net accounts receivable + net inventory + prepaid assets + net fixed assets + other long-term assets (excluding intangible assets) - accounts payable – accrued current liabilities

Bonus Targets:

Mark Goldstein; Vice President—
Tools & Supplies CMM	0% payout: Less than or equal to 80% of prior year. 100% payout: 10% improvement over prior year 250% payout: 50% improvement over prior year

Consolidated CMM	See consolidated CMM scale above.

Bonus payout at 100%	$141,750

Gustav H.P. Boel; Vice President—
Kopp CMM	0% payout: Less than or equal to 80% of prior year. 100% payout: 10% improvement over prior year 250% payout: 50% improvement over prior year

Consolidated CMM	See consolidated CMM scale above.

Bonus payout at 100%	$112,500